EXHIBIT 21

LIST OF SIGNIFICANT SUBSIDIARIES

Anadarko E&P Company LP
     a Delaware limited partnership,

Anadarko Canada Resources
     an Alberta partnership,

Anadarko Canada Corporation
     an Alberta corporation,

Anadarko Holding Company
     a Utah corporation,

Anadarko Land Corp.
     a Nebraska corporation,

Anadarko Algeria Company, LLC
     a Delaware limited liability company,

Howell Petroleum Corporation
     a Delaware corporation,

Anadarko Energy Services Company
     a Delaware corporation